UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2010

GENMARK DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34753	27-2053069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5964 La Place Court, Suite 100 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

760-448-4300

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 1, 2010, the Board of Directors (the “Board”) of GenMark Diagnostics, Inc. (the “Company”) increased the size of the Company’s Board to five members creating a vacancy on the Board, and appointed Dr. James Fox as a director to fill the vacancy. Dr. Fox has been designated as a Class I Director and will serve until the Company’s 2011 Annual Meeting of Stockholders, or until his successor has been duly elected and qualified. Dr. Fox was also appointed to the Company’s Audit Committee and Corporate Governance and Nominating Committee and as Chair of the Company’s Compensation Committee, filling the vacancies created by the departure of Christopher Gleeson on each of those committees. As a result of Dr. Fox’s appointment, the Company is now in compliance with Nasdaq Listing Rule 5605(b)(1), which requires that independent directors comprise a majority of the Board, and Nasdaq Listing Rule 5605(c)(2), which requires that the Audit Committee be comprised of at least three independent members.

Dr. Fox, age 58, retired in December 2006 after serving as the Managing Director of Vision Systems Limited, an international healthcare company, from 1993 to 2006. Prior to that time, he led the start up of Invetech, an Australian contract research and development company that specializes in healthcare products and complex instruments. Invetech was merged with the then Australian securities exchange listed Vision Systems Limited in 1993, and Dr. Fox took over as Group Managing Director of the combined entity. In January 2007, Vision Systems Ltd., a then leading cancer diagnostics company, was acquired by Danaher, as a result of which Dr. Fox retired as Managing Director. Dr. Fox also previously assisted in the founding of TTP Group (U.K.), a contract research and development company based in Cambridge UK, where he continues to serve as a non executive director. Prior to starting up Invetech, Dr. Fox spent seven years working as a consultant and director with PA Technology. Dr. Fox currently serves as Chairman of the Board of Biota Holdings Limited, a director of Air New Zealand Ltd. and a director of MS Research Australia, a not-for-profit organization aimed at financing public multiple sclerosis research . Dr. Fox received his Bachelor’s, Master’s and Ph.D. degrees in engineering from the University of Melbourne.

Upon joining the Board, Dr. Fox received an initial restricted stock grant of 41,032 shares which will vest over four years, with 25% of the restricted stock vesting one year from the date of the grant, and 75% of the restricted stock vesting in equal quarterly installments thereafter. As a non-employee director, Dr. Fox is also entitled to receive an annual fee of $60,000 payable in cash or stock, 25% of which will be payable in cash and 75% of which will be payable in stock. The annual fee payable in cash will be payable quarterly. With respect to the annual fee payable in stock, on September 1, 2010, the Company granted 10,922 shares of restricted stock to Dr. Fox which will vest in four installments: one-third on September 30, 2010, one-quarter on January 30, 2011, one-quarter on April 30, 2011 and the remainder on July 30, 2011.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1    Press release dated September 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: September 1, 2010	/S/ STEVEN KEMPER
Steven Kemper
Chief Financial Officer
(principal financial and accounting officer)

Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 1, 2010.